EXHIBIT 99.1

Explanation of Responses

(1)                                  Prior to the transaction reported herein, TD Group Holdings, LLC (“TD LLC”) owned an aggregate of 11,383,201 shares of common stock (the “Common Stock”), par value $0.01 per share, of TransDigm Group Incorporated (the “Company”).  On February 19, 2009, TD LLC sold an aggregate of 2,700,000 shares of Common Stock to Credit Suisse Securities (USA) LLC in a transaction effected pursuant to Rule 144 of the Securities Act of 1933, as amended, for aggregate proceeds of $92,340,000.

Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, including two affiliated partnerships (“WP VIII”), is the managing member of TD LLC, and, as such, has voting and investment power over the Common Stock held by TD LLC, including the Common Stock with respect to which WP VIII does not have a pecuniary interest.  WP VIII disclaims beneficial ownership of all Common Stock to which WP VIII does not have a pecuniary interest. Warburg Pincus Partners, LLC, a New York limited liability company (“WP Partners LLC”), a subsidiary of Warburg Pincus & Co., a New York general partnership (“WP”), is the sole general partner of WP VIII.  WP VIII is managed by Warburg Pincus LLC, a New York limited liability company (“WP LLC” and together with WP, WP VIII and WP Partners LLC, the “Warburg Pincus Entities”). WP Partners LLC and WP LLC may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the Common Stock held by TD  LLC. WP Partners LLC and WP LLC disclaim beneficial ownership of all Common Stock held by TD LLC except to the extent of any pecuniary interest therein.  Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members of WP LLC and may be deemed to control the Warburg Pincus Entities.  Messrs. Kaye and Landy disclaim beneficial ownership of all Common Stock held by TD LLC except to the extent of any pecuniary interest therein. The address of the Warburg Pincus Entities is 466 Lexington Avenue, New York, New York 10017.